Exhibit 99.1
For Release on July 31, 2008
TOWN SPORTS INTERNATIONAL HOLDINGS, INC. ANNOUNCES SECOND QUARTER 2008 FINANCIAL RESULTS
MAINTAINS FISCAL 2008 GUIDANCE
New York, NY — July 31, 2008 — Town Sports International Holdings, Inc. (“TSI” or the “Company”) (NASDAQ: CLUB), a leading owner and operator of health clubs located primarily in major cities from Washington, DC north through New England, operating under the brand names “New York Sports Clubs”, “Boston Sports Clubs”, “Washington Sports Clubs” and “Philadelphia Sports Clubs”, announced its results for the second quarter ended June 30, 2008.
2nd Quarter Highlights:
•	Revenues increased 8.0% to $129.4 million.

•	Comparable club revenue increased 3.2%.

•	Diluted earnings per share increased 8.3% to $0.26.

•	EBITDA increased 8.1% to $30.9 million.

•	Personal training revenues grew 7.9%, to $16.7 million.

•	Membership attrition averaged 3.2% per month.
Alex Alimanestianu, Chief Executive Officer of TSI, commented: “We are pleased with our 2nd quarter performance, and we are once again reaffirming our guidance for the year. As we have said before, we believe that our core customer base in major northeastern metropolitan areas will remain committed to their health and fitness goals despite any additional economic strains that may arise. Our 3.2% monthly attrition rate in the second quarter was better than the levels experienced in the second quarter of 2007, which we believe reflects the resiliency of our business as well as the focus we are putting on the member experience in our clubs. We are also very pleased that our new club portfolio continues to exceed expectations and generate strong returns.”

Quarter Ended June 30, 2008 Financial Highlights:
Revenue (in $’000s) was comprised of the following:

	Quarter Ended June 30,
	2008		2007
	Revenue	% Revenue	Revenue	% Revenue	% Growth
Membership dues	$101,489	78.4%	$93,818	78.3%	8.2%
Initiation fees	3,486	2.7%	3,096	2.6%	12.6%

Membership revenue	104,975	81.1%	96,914	80.9%	8.3%

Personal training revenue	16,700	12.9%	15,482	12.9%	7.9%
Other ancillary club revenue	6,054	4.7%	5,732	4.8%	5.6%

Ancillary club revenue	22,754	17.6%	21,214	17.7%	7.3%
Fees and other revenue	1,664	1.3%	1,650	1.4%	0.8%

Total revenue	$129,393	100.0%	$119,778	100.0%	8.0%

Total revenue for Q2 2008 increased 8.0% compared to Q2 2007 driven by growth in membership and personal training revenue. Revenue at clubs operated by us for over 12 months (“comparable club revenue”) increased 3.2% during the three months ended June 30, 2008. Of this 3.2% increase, 1.5% was due to an increase in membership, 1.0% was due to an increase in price and 0.7% was due to an increase in ancillary club revenue and fees and other revenue.
Operating expenses (in $’000s) were comprised of the following:

	Quarter Ended June 30,
	2008		2007
	Expense	% Revenue	Expense	% Revenue	% Change
Payroll and related	$48,653	37.6%	$44,563	37.2%	9.2%
Club operating	41,521	32.1%	37,938	31.7%	9.4%
General and administrative	8,895	6.9%	9,122	7.6%	(2.5)%
Depreciation and amortization	13,858	10.7%	11,731	9.8%	18.1%

Operating expenses	$112,927	87.3%	$103,354	86.3%	9.3%

Total operating expenses increased 9.3% to $112.9 million for Q2 2008 compared to Q2 2007. Operating margin was 12.7% for Q2 2008 and 13.7% in Q2 2007.
•	The increases in payroll and related and club operating expenses were principally attributable to a 7.8% increase in the total months of club operation from 448 in Q2 2007 to 483 in Q2 2008. There was a net increase of eleven clubs in the twelve months ended June 30, 2008.

•	The increase in depreciation and amortization expenses was principally due to clubs opened after April 1, 2007. In addition, during the six months ended June 30, 2008, we recorded an impairment loss of $755,000 on fixed assets of a remote club that did not benefit from being part of a regional cluster and therefore experienced a decline in asset fair value, and an impairment loss of $387,000 related to an agreement to close a club prior to its lease expiration. Offsetting these increases are insurance proceeds of approximately $600,000 received for fixed asset damages at two of our clubs.
Net income for Q2 2008 was $6.8 million compared to a net income of $6.4 million for Q2 2007.
EBITDA for Q2 2008 increased 8.1% to $30.9 million from $28.6 million for Q2 2007. EBITDA as a percentage of total revenue (“EBITDA margin”) was 23.9% for Q2 2008 and Q2 2007. Please refer to the reconciliation of net income to EBITDA at the end of this release.

Six Months Ended June 30, 2008 Financial Highlights:
Revenue (in $’000s) was comprised of the following:

	Six Months Ended June 30,
	2008		2007
	Revenue	% Revenue	Revenue	% Revenue	% Growth
Membership dues	$200,672	78.5%	$184,802	78.6%	8.6%
Initiation fees	6,888	2.7%	5,979	2.5%	15.2%

Membership revenue	207,560	81.2%	190,781	81.1%	8.8%

Personal training revenue	32,841	12.8%	29,403	12.5%	11.7%
Other ancillary club revenue	12,236	4.8%	12,284	5.2%	(0.4)%

Ancillary club revenue	45,077	17.6%	41,687	17.7%	8.1%
Fees and other revenue	3,076	1.2%	2,687	1.2%	14.5%

Total revenue	$255,713	100.0%	$235,155	100.0%	8.7%

Total revenue for the six months ended June 30, 2008 increased 8.7% compared to the six months ended June 30, 2007 driven by growth in membership and personal training revenue. Comparable club revenue increased 3.8% during the six months ended June 30, 2008. Of this 3.8% increase, 1.6% was due to an increase in membership, 1.2% was due to an increase in price and 1.0% was due to an increase in ancillary club revenue and fees and other revenue.
Operating expenses (in $’000s) were comprised of the following:

	Six Months Ended June 30,
	2008		2007
	Expense	% Revenue	Expense	% Revenue	% Change
Payroll and related	$97,057	38.0%	$89,314	38.0%	8.7%
Club operating	84,401	33.0%	77,302	32.9%	9.2%
General and administrative	17,201	6.7%	16,880	7.2%	1.9%
Depreciation and amortization	26,507	10.4%	22,822	9.7%	16.1%

Operating expenses	$225,166	88.1%	$206,318	87.8%	9.1%

Total operating expenses increased 9.1% for the six months ended June 30, 2008 compared to the six months ended June 30, 2007. Operating margin was 11.9% for the six months ended June 30, 2008 and 12.2% for the six months ended June 30, 2007.
•	The increases in payroll and related and club operating expenses were attributed to a 7.9% increase in the total months of club operation to 960 for the six months ended June 30, 2008 from 890 for the same period last year. There was a net increase of eleven clubs in the last twelve months.

•	The increase in depreciation and amortization expenses was principally due to clubs opened after April 1, 2007. In addition, during the six months ended June 30, 2008, we recorded an impairment loss of $755,000 on fixed assets of a remote club that did not benefit from being part of a regional cluster and therefore experienced a decline in asset fair value, and an impairment loss of $387,000 related to the agreement to close a club prior to the lease expiration. Offsetting these increases are insurance proceeds of approximately $600,000 received for fixed asset damages at two of our clubs.
Net income for the six months ended June 30, 2008 was $11.6 million compared to $2.6 million for the six months ended June 30, 2007. This $9.0 million increase in net income was primarily due to the loss on extinguishment of debt of $7.4 million, net of taxes recorded in the six months ended June 30, 2007.
EBITDA for the six months ended June 30, 2008 increased 10.6% to $58.1 million from $52.6 million for the six months ended June 30, 2007. EBITDA margin was 22.7% for the six months ended June 30, 2008, compared to 22.4% for the six months ended June 30, 2007. Please refer to the reconciliation of net income to EBITDA at the end of this release.

Cash flow from operating activities for the six months ended June 30, 2008 increased $9.1 million, or 19.0% from the same period last year. Contributing to the cash flow increase was the increase in earnings before interest, taxes and depreciation and amortization of $5.6 million. In addition, the net changes in certain operating assets and liabilities increased $4.5 million primarily due to decreases in pre-payments made to landlords and the timing of other vendor payments. Cash paid for interest decreased $4.3 million, while cash paid for taxes increased $5.0 million.
2008 Business Outlook:
Based upon the current business environment and current trends in the market, the Company is reaffirming its previous guidance, and expects the following results for 2008:
•	Total revenue for 2008 will be in the range of $510.0 million to $520.0 million, representing 8% to 10% growth over 2007.

•	Net income will be between $21.3 million and $22.3 million compared to net income of $13.6 million or $20.5 million in 2007 before the net effect of the loss on extinguishment of $7.4 million and favorable tax adjustments of $538,000.

•	Earnings per share on a fully diluted basis will be between $0.80 and $0.84 for 2008 compared to earnings per share on a fully diluted basis of $0.51 per share in 2007, or $0.77 per share before the net effect of the loss on extinguishment of debt of $0.28 per share and favorable tax adjustments of $0.02 per share.
2008 Investing Activities Outlook:
For the year ending December 31, 2008, the Company estimates it will invest between $90.0 and $95.0 million in capital expenditures. This amount includes approximately $21.0 million to continue to upgrade existing clubs, $9.0 million to support and enhance our management information systems and $6.0 million for the construction of a new regional laundry facility in our New York Sports Clubs market. The remainder of our 2008 capital expenditures will be committed to building or expanding clubs. The Company expects to open 11 new clubs and close four clubs in 2008. As of June 30, 2008 we have opened five clubs and closed three clubs.
Forward-Looking Statements:
Statements in this release that do not constitute historical facts, including, without limitation, statements under the caption “2008 Business Outlook” and “2008 Investing Activities Outlook” and other statements regarding future financial results and performance and potential sales revenue are “forward-looking” statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements under the captions “2008 Business Outlook” and “2008 Investing Activities Outlook,” other statements regarding future financial results and performance and potential sales revenue, other statements that are predictive in nature or depend upon or refer to events or conditions, or that include words such as “expects,” “anticipated,” “intends,” “plans,” “believes,” “estimates” or “could”. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control, including the level of market demand for the Company’s services, competitive pressures, the ability to achieve reductions in operating costs and to continue to integrate acquisitions, the application of federal and state tax laws and regulations, and other specific factors discussed herein and in other releases and public filings made by the Company (including Forms 10-K and 10-Q filed with the Securities and Exchange Commission); accordingly, actual results could differ materially from any such forward-looking statement. The forward-looking statements speak only as of the date hereof and the Company does not intend to update this information, except as required by law, to reflect developments or information obtained after the date hereof, and the Company disclaims any legal obligation to the contrary.

About Town Sports International Holdings, Inc.:
New York-based Town Sports International Holdings, Inc. is a leading owner and operator of fitness clubs in the Northeast and mid-Atlantic regions of the United States and, through its subsidiaries, operated 163 fitness clubs as of June 30, 2008, comprising 112 New York Sports Clubs, 22 Boston Sports Clubs, 19 Washington Sports Clubs (two of which are partly-owned), seven Philadelphia Sports Clubs, and three clubs located in Switzerland. These clubs collectively served approximately 517,000 members, excluding pre-sold, short-term and seasonal memberships. For more information on TSI visit http://www.mysportsclubs.com.
The Company will hold a conference call on Thursday, July 31, 2008 at 4:30 PM (Eastern) to discuss the second quarter 2008 results. Alex Alimanestianu, Chief Executive Officer, and Dan Gallagher, Chief Financial Officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Website at www.mysportsclubs.com. A replay and transcript of the call will be available via the Company’s Website beginning August 1, 2008.
Town Sports International Holdings, Inc., New York
Contact Information:
Investor Contact:
(212) 246-6700 extension 1650
Investor.relations@town-sports.com
or
Integrated Corporate Relations, Joseph Teklits
(203) 682-8258
joseph.teklits@icrinc.com

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2008 and December 31, 2007
(All figures in $’000s)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$10,506	$5,463
Accounts receivable, net	10,346	8,815
Inventory	302	230
Prepaid expenses and other current assets	8,084	11,334

Total current assets	29,238	25,842
Fixed assets, net	345,618	337,152
Goodwill	50,262	50,165
Intangible assets, net	663	477
Deferred tax assets, net	47,945	44,345
Deferred membership costs	17,250	17,974
Other assets	12,458	12,808

Total assets	$503,434	$488,763

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,902	$10,898
Accounts payable	5,666	10,891
Accrued expenses	35,650	34,186
Accrued interest	458	738
Corporate income taxes payable	1,510	811
Deferred revenue	47,130	41,798

Total current liabilities	92,316	99,322
Long-term debt	310,929	305,124
Deferred lease liabilities	65,393	61,221
Deferred revenue	6,137	7,300
Other liabilities	14,548	15,613

Total liabilities	489,323	488,580
Stockholders’ equity:
Common stock	26	26
Paid-in capital	(15,118)	(16,977)
Accumulated other comprehensive income (currency translation adjustment)	1,271	814
Retained earnings	27,932	16,320

Total stockholders’ equity	14,111	183

Total liabilities and stockholders’ equity	$503,434	$488,763

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
For the quarters and six months ended June 30, 2008 and 2007
(All figures in $’000s except share and per share data)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Club operations	$127,729	$118,128	$252,636	$232,468
Fees and other	1,664	1,650	3,077	2,687

	129,393	119,778	255,713	235,155

Operating Expenses:
Payroll and related	48,653	44,563	97,057	89,314
Club operating	41,521	37,938	84,401	77,302
General and administrative	8,895	9,122	17,201	16,880
Depreciation and amortization	13,858	11,731	26,507	22,822

	112,927	103,354	225,166	206,318

Operating income	16,466	16,424	30,547	28,837
Loss on extinguishment of debt	—	—	—	12,521
Interest expense	5,633	6,393	12,147	13,409
Interest income	(74)	(279)	(215)	(538)
Equity in the earnings of investees and rental income	(620)	(482)	(1,067)	(904)

Income before provision for corporate income taxes	11,527	10,792	19,682	4,349
Provision for corporate income taxes	4,726	4,426	8,070	1,784

Net income	$6,801	$6,366	$11,612	$2,565

Earnings per share:
Basic	$0.26	$0.24	$0.44	$0.10
Diluted	$0.26	$0.24	$0.44	$0.10
Weighted average number of shares used in calculating earnings per share:
Basic	26,417,859	26,142,383	26,361,758	26,070,219
Diluted	26,488,634	26,656,341	26,422,359	26,572,355

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2008 and 2007
(All figures in $’000s)
(Unaudited)

	Six Months
	Ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$11,612	$2,565

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,507	22,822
Non-cash interest expense on Senior Discount Notes	6,782	6,029
Loss on extinguishment of debt	—	12,521
Amortization of debt issuance costs	387	443
Noncash rental expense, net of noncash rental income	741	886
Compensation expense incurred in connection with stock options and common stock grants	500	355
Net changes in certain operating assets and liabilities	9,363	4,860
Increase in deferred tax asset	(3,600)	(6,271)
Landlord contributions to tenant improvements	3,338	3,686
Change in reserve for self-insured liability claims	1,056	1,304
Decrease (increase) in deferred membership costs	724	(1,051)
Other	(97)	20

Total adjustments	45,701	45,604

Net cash provided by operating activities	57,313	48,169

Cash flows from investing activities:
Capital expenditures	(44,542)	(42,142)
Insurance proceeds	1,074	—

Net cash used in investing activities	(43,468)	(42,142)

Cash flows from financing activities:
Proceeds from New Credit Facility	—	185,000
Costs related to issuance of New Credit Facility	—	(2,634)
Repayment of Senior Notes	—	(169,999)
Premium paid on extinguishment of debt and related costs	—	(9,309)
Repayment of long term borrowings	(973)	(575)
Repayment of borrowings on Revolving Loan Facility	(9,000)	—
Change in book overdraft	(583)	(1,230)
Proceeds from exercise of stock options	1,187	1,740
Excess tax benefit from stock option exercises	173	1,036

Net cash (used in) provided by financing activities	(9,196)	4,029

Effect of exchange rate changes on cash	394	(10)

Net increase in cash and cash equivalents	5,043	10,046
Cash and cash equivalents at beginning of period	5,463	6,810

Cash and cash equivalents at end of period	$10,506	$16,856

Summary of change in certain operating assets and liabilities:
(Increase) in accounts receivable	$(2,932)	$(2,322)
(Increase) decrease in inventory	(68)	41
Decrease (increase) in prepaid expenses and other current assets	3,486	(1,207)
Increase in accounts payable, accrued expenses and accrued interest	4,026	1,396
Increase in corporate income taxes payable	699	1,050
Increase in deferred revenue	4,152	5,902

Net changes in certain operating assets and liabilities	$9,363	$4,860

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to EBITDA
For the quarters and six months ended June 30, 2008 and 2007
(All figures in $’000s)
(Unaudited)

	Quarter Ended			Six Months Ended
	June 30,			June 30,
	2008	2007	% Chg.	2008	2007	% Chg.

Net income	$6,801	$6,366		$11,612	$2,565
Provision for corporate income taxes	4,726	4,426		8,070	1,784
Loss on extinguishment of debt	—	—		—	12,521
Interest expense, net of interest income	5,558	6,114		11,932	12,871
Depreciation and amortization	13,858	11,731		26,507	22,822

EBITDA	$30,943	$28,637	8.1%	$58,121	$52,563	10.6%

EBITDA margin	23.9%	23.9%		22.7%	22.4%
Non-GAAP Financial Measures:
EBITDA is defined as earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt. EBITDA provides useful information regarding the Company’s operating performance and financial condition, subject to the limitations described below. EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other consolidated income (loss) or cash flow data prepared in accordance with generally accepted accounting principles in the United States of America or as a measure of the Company’s profitability or liquidity. Additionally, investors should be aware that EBITDA may not be comparable to similarly titled measures presented by other companies. EBITDA margin is defined as EBITDA as a percentage of consolidated revenue.
The Company believes that EBITDA is used by some investors, analysts and other parties to measure the Company’s performance over time. Management believes that providing this additional information is useful to understanding the Company’s ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance. The measure allows investors, analysts and other parties to better evaluate the Company’s financial performance and prospects in the same manner as management.